EX-99.77C

VOTING RESULTS

   The following votes were cast at a Special General Meeting of Shareholders of ASA (Bermuda) Limited held on July 21, 2005:

   PROPOSAL TO CHANGE THE COMPANY'S SUBCLASSIFICATION UNDER THE INVESTMENT COMPANY ACT FROM A DIVERSIFIED TO A NON-DIVERSIFIED COMPANY AND TO ELIMINATE RELATED FUNDAMENTAL INVESTMENT RESTRICTIONS. SEE THE FOLLOWING SUB-PROPOSALS FOR VOTING RESULTS.

   SUB-PROPOSAL CHANGING THE COMPANY'S SUBCLASSIFICATION UNDER THE INVESTMENT COMPANY ACT FROM A DIVERSIFIED TO A NON-DIVERSIFIED COMPANY.

             For            Against         Abstain
            ----            -------         -------
          3,786,305         783,486         249,986

   SUB-PROPOSAL   ELIMINATING   THE  FUNDAMENTAL   RESTRICTION   CONCERNING  THE
PERCENTAGE OF ASSETS WHICH THE COMPANY MAY INVEST IN THE SECURITIES OF ANY SINGLE ISSUER.

             For            Against         Abstain
            ----            -------         -------
          3,743,083         839,515         237,179

   SUB-PROPOSAL ELIMINATING THE FUNDAMENTAL INVESTMENT RESTRICTION CONCERNING THE PERCENTAGE OF OUTSTANDING SECURITIES OF ANY SINGLE ISSUER WHICH THE COMPANY MAY ACQUIRE.

             For            Against         Abstain
            ----            -------         -------
          3,755,218         824,831         239,728

   PROPOSAL TO REPLACE THE COMPANY'S CURRENT FUNDAMENTAL INVEVSTMENT POLICIES CONCERNING THE CONCENTRATION OF ITS INVESTMENTS INSIDE AND OUTSIDE OF SOUTH AFRICA WITH A NEW FUNDAMENTAL INVESTMENT POLICY.

             For            Against         Abstain
            ----            -------         -------
          3,813,209         771,368         235,200

   PROPOSAL TO AMEND THE COMPANY'S FUNDAMENTAL INVESTMENT RESTRICTION RELATING TO THE PURCHASE OR SALE OF COMMODITIES.

             For            Against         Abstain
            ----            -------         -------
          3,728,821         841,625         249,331

   PROPOSAL TO AMEND THE COMPANY'S FUNDAMENTAL INVESTMENT RESTRICTION RELATING TO INVESTMENTS OF CASH.

             For            Against         Abstain
            ----            -------         -------
          3,809,693         758,716         251,368